UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2012

Talon Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32626	32-0064979
(Commission File Number)	(IRS Employer Identification No.)

2207 Bridgepointe Parkway, Suite 250
San Mateo, CA 94404
(Address of principal executive offices and Zip Code)

(650) 588-6404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 5, 2012, Talon Therapeutics, Inc. (the “Company”) held a special meeting of its stockholders for the purpose of considering a proposal to authorize an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of its common stock, par value $0.001 per share (the “Common Stock”), from 350,000,000 to 600,000,000 (the “Charter Amendment”).  To be approved, the proposal required the affirmative vote of the holders of a majority of (i) the outstanding shares of the Company’s capital stock voting together as a single class, and (ii) the outstanding shares of the Company’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”) voting as a separate class.  As of February 13, 2012, the record date for the special meeting, there were 21,873,938 shares of Common Stock, 412,562 shares of Series A-1 Preferred Stock, and 116,826 shares of Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”) outstanding and entitled to vote.   For purposes of class voting, the Company’s stockholders were entitled to one vote for each share of Common Stock, approximately 154.3 votes for each share of Series A-1 Preferred Stock, and approximately 336.3 votes for each share of Series A-2 Preferred Stock held as of the record date.  The voting results with respect to the proposal to approve the Charter Amendment are set forth below.

	For	Against	Abstentions
Capital stock as single class	107,712,100	612,237	42,788
Series A-1 Preferred Stock as separate class	412,562	0	0

Pursuant to the foregoing votes, the proposal to authorize the Charter Amendment was approved by the Company’s stockholders.

Following receipt of stockholder approval at the special meeting, the Company effected the Charter Amendment by filing a Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on April 5, 2012, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

As described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2012, the contents of which are incorporated by reference herein, by effecting the Charter Amendment on or before July 9, 2012, the terms of the Series A-2 Preferred Stock and any shares of the Company’s Series A-3 Convertible Preferred Stock (the “Series A-3 Preferred Stock”) that may be issued in the future pursuant to an Investment Agreement dated January 9, 2012 (the “Investment Agreement”), will remain more Company-favorable than the adjusted terms that would have taken effect after July 9, 2012 if the Charter Amendment had not yet been effected.  In addition, while the Company did not previously have a sufficient number of authorized shares of Common Stock available for issuance upon conversion of the entire 600,000 shares of Series A-3 Preferred Stock that are issuable under the Investment Agreement, the increase in the number of authorized shares pursuant to the Charter Amendment will allow the Company to fully satisfy the conversion rights of the Series A-3 Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2012	Talon Therapeutics, Inc.

	By:	/s/ Craig W. Carlson
Craig W. Carlson Sr. Vice President, Chief Financial Officer

INDEX TO EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.